SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of1934

 Date of Report (Date of earliest event reported): June 1, 1995





                        NYNEX CORPORATION





A Delaware       Commission File   I.R.S. Employer Identification
Corporation      Number 1-8608     No. 13-3180909





     1095 Avenue of the Americas, New York, New York  10036

                 Telephone Number (212) 395-2121





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Form 8-K                                NYNEX CORPORATION
June 1, 1995


Item 5.   Other Events


          On June 1, 1995, the New York State Public Service Commission ("NYSPSC") voted to approve, with modifications, a proposed Regulatory Plan (the "Plan") that would modify the manner in which New York
          Telephone Company ("New York Telephone") is regulated by the NYSPSC over the next five to seven years. The
          Plan had been submitted for approval to the NYSPSC in September 1994 by New York Telephone, the New York
          State Department of Public Service Staff and 15 other parties in the incentive regulation proceeding instituted by the NYSPSC in 1992. The NYSPSC indicated that it will issue an order in approximately two weeks identifying the modifications to the Plan. New York Telephone will then have 15 days to accept or reject the Plan as modified. The Commission has tentatively scheduled consideration of this matter for the July 19, 1995 public meeting.

          On June 1, 1995, the NYSPSC also indicated that, based on New York Telephone's 1994 performance results under the service quality plan for 1994, New York Telephone will incur a penalty of $50 million, to be refunded to ratepayers. No order has been issued concerning this matter.

Form 8-K                                NYNEX CORPORATION
June 1, 1995




                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                              NYNEX CORPORATION




                              By     Morrison DeS. Webb
                                     Morrison DeS. Webb
                                  Executive Vice President,
                                General Counsel and Secretary













June 8, 1995